UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2015

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 20, 2015, ImmunoGen, Inc. (referred to as “we,” “our” or “us”) entered into a right-to-test agreement with Takeda Pharmaceutical Company Limited through its wholly owned subsidiary, Millennium Pharmaceuticals, Inc.  The agreement provides Takeda with the right to (a) take exclusive options, with certain restrictions, to individual targets selected by Takeda for specified option periods, (b) test our antibody-drug conjugate (ADC) technology with Takeda’s antibodies directed to the targets optioned under a right-to-test, or research, license, and (c) take exclusive licenses to use our ADC technology to develop and commercialize products for up to two optioned targets on terms specified in this right-to-test agreement.  Takeda must exercise its options for the development and commercialization licenses by the end of the three-year term of the right-to-test agreement, after which any then outstanding options will lapse.  Takeda has the right to extend the three-year right-to-test period for one additional year by payment to us of additional consideration.  Alternatively, Takeda has the right to expand the scope of the right-to-test agreement by payment to us of additional consideration.  If Takeda opts to expand the scope of the right-to-test agreement, it will be entitled to take additional exclusive options, one of which may be exercised for an additional development and commercialization license, and the right-to test period will be extended until the fifth anniversary of the effective date of the right-to-test agreement.  Takeda may terminate the right-to-test agreement at any time upon prior notice to us.  The right-to-test agreement may also be terminated by either party for a material breach by the other party, subject to notice and cure provisions.

We are entitled to receive a $20 million upfront payment in connection with the execution of the right-to-test agreement.  We are also entitled to payment from Takeda for research activities performed by us at Takeda’s request.  In connection with each exclusive development and commercialization license taken under the right-to-test agreement, we are entitled to receive up to a total of $210 million in milestone payments, plus royalties on the commercial sale of any resulting products.

Takeda may terminate any development and license agreement for convenience at any time upon prior notice to us.  Each license may also be terminated by either party for a material breach by the other, subject to notice and cure provisions.  Unless earlier terminated, each development and commercialization license will continue in effect until the expiration of Takeda’s royalty obligations, which are determined on a product-by-product and country-by-country basis.  For each product and country, Takeda’s royalty obligations commence upon first commercial sale of that product in that country, and extend until the later of either the expiration of the last-to-expire ImmunoGen patent covering that product in that country or the expiration for that country of the minimum royalty period specified in each license.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: March 26, 2015	/s/ David B. Johnston

David B. Johnston
Executive Vice President and Chief Financial Officer